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NEW ENVIRONMENTAL TECHNOLOGIES CORPORATION
RESOLUTION DATED APRIL 2003
ADVISING AND ADOPTING THE PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS it has been proposed that the Articles of Incorporation of New Environmental Technologies Corporation be amended as follows:

1. Name of Corporation: Victory Capital Holdings Corporation

WHEREAS, on April 28, 2003, a canvassing of the votes of the shareholders holding shares of New Environmental Technologies Corporation regarding the above proposed amendment to the Articles of Incorporation, has resulted in a 98% vote in favor of effectuating the amendment.

NOW, THEREFORE, BE IT RESOLVED, that the amendment to the Articles of Incorporation of New Environmental Technologies Corporation is deemed advisable by the Board of Directors and having been approved by the shareholders, an officer of the corporation is hereby authorized to effectuate the amendment.

Date: April 28, 2003 — Harold Gregg

Harold Gregg,
Chairman/Board of Directors

Date: April 28, 2003 — Harold Gregg

Harold Gregg,
Secretary

MAY-01-03 THU 12:53 PM FAX NO. P. 07
APR-28-03 MON 03:24 PM FAX NO. P. 03/04
Apr 28 03 02:59p Michael Osborn 801-749-4445 p.2

FILED # C71-1982
APR 2 8 2003

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: New Environmental Technologies Corporation

2. The articles have been amended as follows (provide article numbers, if available):
1. Name of Corporation: Victory Capital Holdings Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 98%

4. Officer Signature (Required): [signature] April 28, 2003.

- If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

No. 122519